May 13, 2021

NexTier Oilfield Solutions Inc.
3990 Rogerdale Rd.
Houston, Texas 77042

Ladies and Gentlemen:

We have acted as counsel to NexTier Oilfield Solutions Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to shares of common stock of the Company, par value $0.01 per share (the “Common Stock”). The Common Stock may be issued and sold or delivered by the Company or by one or more selling stockholders from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act for an indeterminate aggregate initial offering price.

In connection with the opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the Prospectus, (ii) the Certificate of Incorporation, as amended, and Bylaws, as amended, of the Company and (iii) such other agreements, certificates and documents of public officials, officers and other representatives of the Company as we have deemed necessary as a basis for our opinion set forth below.

In our examination, we have assumed (a) the legal capacity of all natural persons executing the Registration Statement, and such other agreements, certificates and documents, (b) the genuineness of all signatures thereon, (c) the authority of all persons signing the Registration Statement and such other agreements, certificates and documents on behalf of the parties thereto, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (f) the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
We have also assumed that, at the time of issuance and delivery of the Common Stock, (1) there shall not have occurred any change in law affecting the validity or enforceability of the Common Stock; (2) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (3) a prospectus supplement will have been filed with the Commission with respect to the Common Stock offered thereby; (4) all Common Stock will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (5) the Company will remain a Delaware corporation; (6) upon issuance of any Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is authorized to issue under its Certificate of Incorporation, as amended; and (7) certificates, if required, representing the Common Stock will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.
Based upon the foregoing, and such other investigations as we have deemed necessary and subject to the qualifications included in this letter, we are of the opinion that, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Company Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters and (b) due

NexTier Oilfield Solutions Inc.
May 13, 2021

issuance and delivery of the Common Stock, upon payment in full therefor (in an amount per share not less than the par value of the Common Stock) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board, the Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable.

Members of this firm are admitted to the bar in the State of New York and the opinion set forth above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

This opinion is given on the basis of the law and the facts existing as of the date hereof and delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schulte Roth & Zabel LLP